Standard Form Contract - Schedule PP (NC)         NCUC Docket No. E-100, Sub 74
FROM NCSTDPP.FRM (Rev. 6/23/95)












                            PURCHASED POWER AGREEMENT
                            -------------------------



                                     between



                DUKE POWER, A DIVISION OF DUKE ENERGY CORPORATION



                                       and



                         MILL SHOALS HYDRO COMPANY, INC.


                      "High Shoals Hydroelectric Facility"












                               Contract No. 97-06



                        Contract Date: -----------------


                 Initial Delivery Date: ------------------------

                            PURCHASED POWER AGREEMENT
                            -------------------------

                  THIS PURCHASED POWER AGREEMENT ("Agreement") is made this ____ day of _______________, 1997, by and between
               DUKE POWER, A DIVISION OF DUKE ENERGY CORPORATION, a North Carolina Corporation ("Company"), and
                         MILL SHOALS HYDRO COMPANY, INC.
A DELAWARE Corporation ("Supplier" or "Customer"), for the
                      "HIGH SHOALS HYDROELECTRIC FACILITY,"

a qualified facility as determined by the Federal Energy Regulatory Commission pursuant to Section 210 of the Public Utilities Regulatory Policies Act of 1978, consisting of A SINGLE, VERTICAL SHAFT, KAPLAN-TYPE TURBINE DIRECTLY COUPLED TO A SINGLE, 1800 KILOWATT SYNCHRONOUS GENERATOR (the "Facility"), which is located in GASTON COUNTY at or near HIGH SHOALS, North
Carolina.

(Hereinafter, the parties are also referred to individually as "Party" and collectively as "Parties").

                  In consideration of the mutual covenants herein contained, the Parties hereto, for themselves, their successors and assigns, do hereby agree to the following:

1.       Service Requirements.
         --------------------

         1.1 The Supplier shall sell and deliver exclusively to the Company all of the electric power generated by the Facility, net of the Facility's own auxiliary electrical requirements, and the Company shall purchase, receive, use and pay for the same, subject to the conditions contained in this Agreement. Back-up and maintenance power for the Facility's auxiliary electrical requirements shall be provided to Supplier by the Company pursuant to a separate electric service agreement under the Company's rate schedule appropriate for such service.

         1.2 The electric power to be delivered hereunder shall be three phase, alternating, at a frequency of approximately sixty (60) hertz, and at approximately 4160 volts.

         1.3 Delivery of said power shall be made in GASTON County at or near HIGH SHOALS, North Carolina at a delivery point described as follows:
AT THE COMPANY'S DISCONNECTING SWITCHES MOUNTED ON THE SUPPLIER'S POLE ON THE LOW TENSION SIDE OF THE COMPANY'S STEP-UP SUBSTATION AT OR NEAR THE SUPPLIER'S HIGH SHOALS HYDRO PLANT.

         1.4 (a) The nameplate capacity of the Supplier's generating facilities is 1800 KILOWATTS, consisting of A SINGLE, VERTICAL SHAFT, KAPLAN-TYPE TURBINE DIRECTLY COUPLED TO A SINGLE, 1800 KILOWATT SYNCHRONOUS GENERATOR.

             (b) The Supplier shall deliver to the Company throughout the term of the Agreement approximately 900 KILOWATTS during On-Peak Periods as its "Capacity Commitment" as defined in Paragraph 1.4(c) below.

                  (c) The "Capacity Commitment" shall be the average capacity in kilowatts the Supplier commits to deliver to the Company during On-Peak Periods through the term of the Agreement taking into account scheduled and forced outages, fuel availability, steam requirements and any other conditions which might impact the average capacity during On- Peak Hours.

         1.5 The Company will install and own such meter(s) as shall be necessary to measure and record the electrical energy and demand(s) delivered and received in accordance with the terms and conditions of this Agreement, such meter(s) to be located:
ON THE HIGH TENSION (12 KV) SIDE OF THE COMPANY'S SUBSTATION.

2. Rate Schedule and Service Regulations. The sale, delivery, and use of
   -------------------------------------
electric power hereunder, and all services of whatever type to be rendered or performed in connection therewith, shall in all respects be subject to and in accordance with all the terms and conditions of the Company's RATE SCHEDULE PP(NC) ELECTRICITY NO.4, THIRD REVISED LEAF NO.90, 15- YEAR FIXED RATE - DISTRIBUTION and its Service Regulations, both of which are now on file with the North Carolina Utilities Commission, and are hereby incorporated by reference and made a part hereof as though fully set forth herein. Said Service Regulations are subject to change, revision, alteration or substitution, either in whole or in part, upon order of said Commission or any other regulatory authority having jurisdiction, and any such change, revision, alteration or substitution shall immediately be made a part hereof as though fully written herein, and shall nullify any prior provision in conflict therewith.

3. Initial Delivery Date.
   ---------------------

         3.1 The Initial Delivery Date shall be the first date upon which energy is generated by the Facility and delivered to the Company, and such energy is metered by the Company. The Initial Delivery Date under this Agreement is the SECOND DAY OF APRIL, 1997.

         3.2 The Initial Delivery Date must occur no later than 30 months from the date of execution of this Agreement.

         3.3 The initial delivery of electric power is dependent upon the Company securing from the manufacturers all necessary apparatus, equipment and material for the delivery of said power, and the Company shall not be required to receive said power until it shall have secured and installed such equipment, apparatus and material.

         3.4 If either Party shall be delayed or prevented from delivering or receiving electric power on the Initial Delivery Date by reason of an event or condition of force majeure as defined in Paragraph 7 hereof, then the Initial Delivery Date and the beginning of Supplier's obligation to pay Interconnection Facilities Charges pursuant to Paragraph 5.3 hereof shall be extended for a period proportionate to such delay or prevention.

4. Term. The term of this Agreement shall be FIFTEEN (15) YEARS beginning with
   ----
the Initial Delivery Date. The Company shall have the right of termination provided in the attached Rate Schedule.

         This Agreement shall be renewable for subsequent term(s) at the option of the Company on substantially the same terms and provisions, and at a rate either (1) mutually agreed upon by the Parties negotiating in good faith and taking into consideration the Company's then avoided cost rate and other relevant factors, or (2) if no agreement can be reached in a reasonable time, set by arbitration.

         In the event that this contract is terminated by either Party prior to the expiration of the initial term the Supplier will reimburse the Company for the total energy and capacity credits received in excess of that which would have been received under variable rates, plus interest at the rate of 8.63% per annum until repaid.

5. Interconnection Facilities Charge.
   ---------------------------------

         5.1 In accordance with the provisions of the attached rate schedule, the Company will furnish, install, own and maintain Interconnection Facilities, including protective devices, metering equipment, etc. to permit parallel operation of the Supplier's facilities with the Company's system. The Interconnection Facilities Charge, calculated in accordance with the Extra Facilities Provisions of the Company's Service Regulations, to be paid by the Supplier each month shall be

$ 871.42, which is 1.7% of the installed cost of said Interconnection Facilities, which amount is $ 51,260.00.

         5.2 The monthly charge for the Interconnection Facilities to be provided under this Agreement is subject to the rates, service regulations and conditions of the Company as the same are now on file with the state regulatory commission having jurisdiction and may be changed or modified from time to time upon approval by said regulatory commission. Any such changes or modifications, including those which may result in increased charges for the Interconnection Facilities to be provided by the Company, shall be made a part of this Agreement to the same effect as if fully set forth herein.

         5.3 Duke shall furnish and install the Interconnection Facilities no later than the date requested by Supplier for such installation. Supplier's obligation to pay the Interconnection Facilities charges shall begin on the date that such Interconnection Facilities become operational, except as provided in Paragraph 3.4 hereof, and such charges shall apply at all times thereafter during the term of this Agreement, whether or not Supplier is actually supplying electric power to Company.

6. Service Interruptions. The Parties do not guarantee continuous service. They
   ---------------------
shall use reasonable diligence at all times to provide satisfactory service, and to remove the cause or causes in the event of failure, interruption, reduction or suspension of service, but neither Party shall be liable for any loss or damage resulting from such failure, interruption, reduction or suspension of service, nor shall same be a default hereunder, when due to any of the following:

                  (a) An emergency action due to an adverse condition or disturbance on the system of the Company, or on any other system directly or indirectly interconnected with it, which requires automatic or manual interruption of the supply or electricity to some customers or areas in order to limit the extent or damage of the adverse condition or disturbance, or to prevent damage to generating or transmission facilities, or to expedite restoration of service, or to effect a reduction in service to compensate for an emergency condition on an interconnected system.

                  (b) An event or condition of force majeure as defined in Paragraph 7 hereof.

                  (c) Making necessary adjustments to, changes in, or repairs on Company lines, substations, and facilities, and in cases where, in its opinion, the continuance of service from Supplier's premises would endanger persons or property.

7. Force Majeure. Circumstances beyond the reasonable control of a Party which solely cause that Party to experience delay or failure in delivering or receiving electricity or in providing continuous service hereunder, including: acts of God; unusually severe weather conditions; earthquake; strikes or other labor difficulties; war; riots; fire; requirements, actions or failure to act on the part of governmental authorities (including the adoption or change in any rule or regulation or environmental constraints lawfully imposed by federal, state or local governments bodies), but only if such requirements, actions or failures to act prevent or delay performance; or transportation delays or accidents shall be deemed to be "events or conditions of force majeure". Events or conditions of force majeure do not include such circumstances which merely affect the cost of operating the Facility.

8. Offset For Charges Due to Company. Company reserves the right to set off
   ---------------------------------
against any amounts due from Company to Supplier, any amounts which are due from Supplier to Company, including, but not limited to, unpaid charges for Interconnection Facilities or past due balances on any accounts Supplier has with Company for other services.

9. Records. In addition to the regular meter readings to be taken once each
   -------
month for billing purposes, the Company may require additional meter readings, records, transfer of information, etc. as may be agreed upon by the Parties.

10. Waiver. The failure of either Party to enforce or insist upon compliance
    ------
with any of the terms or conditions of this Agreement shall not constitute a waiver or relinquishment of any such terms or conditions, but the same shall be and remain at all times in full force and effect.

11. Assignment. The rights and obligations accruing to the Supplier under this
    ----------
Agreement may be assigned to another person, partnership, or corporation, subject to the Company's prior approval of the assignment of said person, firm, or corporation, which approval shall not be unreasonably or arbitrarily withheld. However, before such rights and obligations are assigned, the assignee must first obtain necessary approval from all regulatory bodies including, but not limited to, the North Carolina Utilities Commission.

12. Notification of Assignment, Transfer of Sale. In the event of an assignment
    --------------------------------------------
of the rights and obligations accruing to the Supplier under this Agreement pursuant to Paragraph 11 hereof, or in the event of any contemplated sale, transfer or assignment of the Facility or the Certificate of Public Convenience and Necessity, the Supplier shall, in addition to obtaining the approvals required by Paragraph 13 hereof, advise the Company and the North Carolina Utilities Commission of any plans for such an assignment, sale or transfer, or of any accompanying significant changes in the information required by Commission Rule R1- 37(b)(1), all as more fully set forth in Commission Rule R1-37, as amended, which is incorporated by reference herein.

13. Regulatory Approval. This entire Agreement is contingent upon the Supplier's
    -------------------
obtaining required approval from all regulatory bodies including, but not limited to, a Certificate of Public Convenience and Necessity or its equivalent from the North Carolina Utilities Commission. The Parties hereto agree that performance under this Agreement shall not commence unless and until such approvals are obtained. If at any time during the term of this Agreement any of such required approvals expire, are withdrawn, are revoked or for any reason become invalid, the Company shall allow the Supplier a reasonable period to cure the problem before giving notice of termination of this Agreement.

14. Prior Agreement Superseded. This Agreement supersedes the purchased power
    --------------------------
agreement between Duke Power Company and McBess Industries dated April 6, 1982 and ssigned to Mill Shoals Hydro Company, Inc. effective July 14, 1993 by agreement dated June 22, 1992, which shall be canceled and rendered of no force and effect on and after the Initial Delivery Date hereunder. Performance under the prior agreement has been fully discharged by the Parties.

Duke Power Company                                             Electricity No. 4
                                        North Carolina Third Revised Leaf No. 90
                   Superseding North Carolina Amended Second Revised Leaf No. 90


                                SCHEDULE PP (NC)
                                 PURCHASED POWER

AVAILABILITY (North Carolina only)

Available only to establishments located in the Company's North Carolina service territory which have generating facilities not in excess of eighty (80) megawatts which are interconnected directly with the Company's system and which are qualified facilities as determined by the Federal Energy Regulatory Commission pursuant to Section 210 of the Public Utility Regulatory Policies Act of 1978.

Service necessary for the delivery of the Customer's net power into the Company's system under this Schedule shall be furnished solely to the individual contracting Customer in a single enterprise, located entirely on a single, contiguous premise. Service hereunder shall be restricted in the net capacity of the Customer's generating facilities which may be operated in parallel with the Company's system. Service necessary to supply the Customer's total load requirements other than auxiliary load, and service necessary to supply the Customer's auxiliary load when the Customer's generating facilities are not operating, shall be billed on the applicable schedule(s) of the Company. Net power delivered to the Company under this Schedule shall not offset or be substituted for power contracted for or which may be contracted for under any other schedule of the Company, except at the option of the Company under special terms and conditions expressed in writing in the contract with the Customer.

The obligations of the Company in regard to service under this Schedule are dependent upon its securing and retaining all necessary rights-of-way, privileges, franchises and permits for such service and the Company shall not be liable to any customer or applicant for power in the event it is delayed in, or is prevented from purchasing power by its failure to secure and retain such rights-of-way, rights, privileges, franchises and permits.

TYPE OF SERVICE

Company will furnish 60 Hertz service through one metering point, at one delivery point, at one of the following approximate voltages, where available, upon mutual agreement:

         Single-phase, 120/240 volts; or
         3-phase, 208Y/120 volts, 460Y/265 volts, 480Y/277 volts; or 3-phase, 3-wire, 240, 460, 480,575, or 2300 volts; or 3-phase, 4160Y/2400,
         12470Y/7200, or 24940Y/14400 volts; or
         3-phase voltages other than the foregoing, but only at the Company's option, and provided that the size of the Customer's contract warrants a substation solely to serve that Customer, and further provided that the Customer furnish suitable outdoor space on the premises to accommodate a ground-type tr installation, or substation, or a transformer vault built in accordance with the Company's specifications.

The type of service under this Schedule shall be determined by the Company. Prospective customers shall ascertain the available voltage by written inquiry of the Company before purchasing equipment.

RATE:

         Interconnected to Distribution System:
                                                                                   Fixed Long-Term Rates(a)
                                                                                    ------------------------
                                                                  Variable
I.       Capacity Credit                                            Rate      5 years     10 Years(b)   15 Years(b)
                                                                 ---------- ----------- --------------  -----------
         a.  All On-Peak Energy per On-Peak Month per KWH:          1.53(cent) 1.61(cent)   1.73(cent)     1.85(cent)
         b.  All On-Peak energy per Off-Peak Month per KWH:         0.91(cent) 0.96(cent)   1.03(cent)     1.10(cent)
II.      Energy Credit
         a.  All On-Peak energy per Month per KWH:                  2.36(cent) 2.54(cent)   2.89(cent)     3.20(cent)
         b.  All Off-Peak Energy per Month per KWH:                 1.75(cent) 1.79(cent)   1.97(cent)     2.14(cent)



                          (Schedule PP (NC) Continued)



         Interconnected to Transmission System:
                                                                                    Fixed Long-Term Rates(a)
                                                                                    ------------------------
                                                                  Variable
I.       Capacity Credit                                            Rate      5 years     10 Years(b)   15 Years(b)
                                                                 ---------- ----------- --------------  -----------
         a.  All On-Peak Energy per On-Peak Month per KWH:          1.46(cent) 1.54(cent)   1.65(cent)     1.77(cent)
         b.  All On-Peak energy per Off-Peak Month per KWH:         0.87(cent) 0.92(cent)   0.99(cent)     1.05(cent)
II.      Energy Credit
         a.  All On-Peak energy per Month per KWH:                  2.25(cent) 2.43(cent)   2.76(cent)     3.06(cent)
         b.  All Off-Peak Energy per Month per KWH:                 1.68(cent) 1.72(cent)   1.89(cent)     2.05(cent)


Notes:   (a) Fixed Long-Term Rates are applicable to those qualifying facilities which are either (1) hydroelectric generating facilities owned or operated by a small power producer as defined in G.S. 62-3(27a) or (2) any other qualifying facility contracting to sell generating capacity of five (5) megawatts or less.
         (b) Contracts on these long-term rates are subject to a provision making the contract renewable for subsequent term(s) at the option of the Company on substantially the same terms and provisions and at a rate either (1) mutually agreed upon by the parties negotiating in good faith and taking into consideration the Company's then avoided cost rate and other relevant factors, or (2) if no agreement can be reached in a reasonable amount of time, set by arbitration.

DEFINITIONS

Net Capacity: The term "net capacity" shall mean the total capacity of the customer's generating facilities, less the portion of that capacity needed to serve the generating facilities' auxiliary load.

Auxiliary Load: The term "auxiliary load" shall mean power used to operate auxiliary equipment in the facility necessary for power generation (such as pumps, blowers, fuel preparation machinery, and oxciters).

Net Power: The term "net power" shall mean the total amount of electric power produced by the customer's generating facilities less the portion of that power used to supply the generating facilities' auxiliary load.

Month: The term "month" as used in this Schedule means the period intervening between meter readings for the purposes of monthly billing, such readings being taken once a month. The On-Peak Months shall be the billing months of June through September and December through March. The Off-Peak Months shall be the billing months of April, May, October and November.

DETERMINATION OF ON-PEAK AND OFF-PEAK PERIODS

The on-peak period shall be those hours, Monday through Friday, beginning at 7 A.M. and ending at 11 P.M. All other weekday hours and all Saturday and Sunday hours shall be off-peak.

INTERCONNECTION FACILITIES CHARGE

The Customer shall be responsible for providing suitable control and protective devices on his equipment to assure no disturbance to other customers of the Company or to the Company itself, and to protect the Customer's facilities from all loss or damage which could result from operation with the Company's system.

The Company will furnish, install, own, and maintain interconnection facilities necessary for service under this Schedule including: suitable control and protective devices installed on Company equipment to allow operation of the Customer's generating facilities; metering facilities equipped to prevent reverse registration for the measurement of service under this Schedule, and any other modifications to its system required to serve the Customer under this Schedule as determined by the Company. All such facilities shall be subject to a monthly charge under the Extra Facilities provisions of the Company's Service Regulations. The Company reserves the right to install at any time facilities necessary for the appropriate measurement of service under this Schedule and to adjust the Interconnection Facilities Charge accordingly, solely at the option of the Company.

                          (Schedule PP (NC) Continued)



DETERMINATION OF CAPACITY CREDIT

Capacity credit will be based on the energy, in kilowatt-hours, which is supplied to the Company during the On-Peak Period of the month and will be applied to the Customer's bill in the appropriate month.

POWER FACTOR CORRECTION

When the average monthly power factor of the power supplied by the Customer to the Company is less than 90 percent or greater than 97 percent, the Company may correct the energy, in kilowatt-hours, as appropriate. The Company reserves the right to install facilities necessary for the measurement of power factor and to adjust the Interconnection Facilities Charge accordingly, solely at the option of the Company.

PAYMENTS

Credit billings to the Customer will be credited to the Customer's account or, at the option of the Customer and upon ten (10) days' prior written notice, shall be payable to the Customer within fifteen Six foot step ladder (15) days of the date of the bill.

Bills under this Schedule are due and payable on the date of the bill at the office of the Company. Bills are past due and delinquent on the fifteenth day after the date of the bill. If any bill is not so paid, the Company has the right to suspend service. In addition, all bills not paid by the twenty-fifth day after the date of the bill shall be subject to a one percent (1%) late payment charge on the unpaid amount. This late payment charge shall be rendered on the following month's bill and it shall become part of and be due and payable with the bill on which it is rendered.

CONTRACT PERIOD

Each customer shall enter into a contract which shall specify the amount of capacity committed for delivery throughout the term of the contract and shall specify one of the following as the minimum original term and associated rate: variable rate for five (5) years, or, fixed long-term rate for five (5), ten
(10), or fifteen (15) years. The Company may require a contract for a longer original term of years where the requirement is justified by the circumstances, and, following the minimum original term, the variable rate stated above shall apply to all power delivered to the Company until superseded by a new contract.

 The Company reserves the right to terminate the Customer's contract under this Schedule at any time upon written notice to the Customer in the event that the Customer violates any of the terms or conditions of this Schedule or operates his generating facilities in a manner which is detrimental to the Company or any of its Customers, or fails to deliver energy to the Company for six (6) consecutive months. In the event of early termination of a contract under this Schedule, the Customer will be required to pay the Company for the costs due to such early cancellation.

North Cardina Third Revised Leaf No. 90
Effective June 23, 1995
NCUC Docket No. E-100, Sub. 74

             IN WITNESS WHEREOF, on the day and year first above written, the Parties hereto have caused their official names to be hereunto subscribed, and their seals to be hereunto affixed by their respective Presidents, Vice Presidents or Authorized Representatives, and attested by their respective Secretaries or Assistant Secretaries. Executed in Duplicate.


ATTEST:        DUKE POWER, A DIVISION OF DUKE ENERGY CORPORATION


/s/ Robert T. Lucas
-----------------------                              By /s/ William F. Reinke
  Robert T. Lucas                                          --------------------
  Assistant Secretary                                       William F. Reinke
                                                            Vice President



ATTEST:                                       MILL SHOALS HYDRO COMPANY, INC

/s/ Neil A. Manna
-----------------------                             By  /s/ Edward M. Sten
    Neil A. Manna                                           --------------------
    Secretary                                               Edward M. Sten
                                                            President

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